Exhibit 10.12






                      PIPER CAPITAL MANAGEMENT INCORPORATED


                   1995 PHANTOM OPTION INCENTIVE BONUS PLAN





            1. Purpose of Plan. The purpose of this 1995 Phantom Option Incentive Bonus Plan (the "Plan") is to promote the interests of Piper Capital Management Incorporated, a Delaware corporation (the "Company"), by providing those key employees of the Company and its subsidiaries, if any, who participate in the Plan with an opportunity to benefit from the continued growth of the Company, and thereby stimulate the efforts of such employees by giving suitable recognition to services which will contribute materially to the success of the Company. It is intended that the Plan will aid in retaining, encouraging and attracting employees of exceptional ability.


            2. Definitions. For purposes of the Plan, the following terms shall have the meaning set forth below:


                  (a) "Board" shall mean the board of directors of the Company.


                  (b) "Cause" shall mean the repeated and willful failure or refusal of an employee to perform the duties required of him or her as an employee of the Company, violation by the employee of any statutory or common law duty of loyalty to the Company, or personal conduct of the employee that would injure the reputation of the Company or otherwise adversely affect its interest if the employee were to continue to be employed by the Company.


                  (c) "Estimated Value" shall mean, at any time after September 30, 1996, four times the average Operating Profit of the Company for the three most recently completed fiscal years; provided, however, that during the fiscal year ending September 30, 1997, "Estimated Value" shall mean four times the Operating Profit for the fiscal year ending September 30, 1996, and that during the fiscal year ending September 30, 1998, "Estimated Value" shall mean four times the average Operating Profit for the fiscal years ending September 30, 1996 and 1997.


                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


                  (e) "Exercise Price" shall mean, (i) with respect to any Phantom Option awarded on or before September 30, 1996, $250, and (ii) with respect to any Phantom Option awarded after September 30, 1996, the Phantom Share Value as of the date such Phantom Option is awarded; provided that the Exercise Price of any Phantom Option exercised pursuant to Section 7(c) or (d) hereof shall be $1.00.


                  (f) "Operating Profit" for any fiscal year shall mean the excess of operating revenues for such fiscal year over the sum of operating expenses for such fiscal year, in each case as shown on the audited consolidated financial statements of the Company and its subsidiaries, if any, for such fiscal year. Operating Profit shall not be reduced by any provision for income taxes on the earnings of the Company and its subsidiaries, if any.


                  (g) A "PCM Event" shall be deemed to have occurred in each of the following events:


                        (i) PJC or one or more of its subsidiaries shall, at any
            time, beneficially own (as defined in Rule 13d-3 under the Exchange
            Act) less than 51% of the outstanding voting stock of the Company;


                        (ii) the shareholders of the Company or of PJC approve a
            definitive agreement or plan to sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions) (other than a sale or other disposition to PJC or one or more of its subsidiaries); or


                        (iii) the Company or PJC enters into an agreement in
            principle or a definitive agreement relating to a PCM Event described in Section 2(g)(i) or 2(g)(ii) above, which ultimately results in such a PCM Event.


                  (h) "PJC" shall mean Piper Jaffray Companies Inc., a Delaware corporation.


                  (i) a "PJC Event" shall be deemed to have occurred in each of the following events:


                        (i) 20% or more of either (x) the then outstanding
            shares of common stock of PJC (the "Outstanding PJC Common Stock") or (y) the combined voting power of the then outstanding voting securities of PJC entitled to vote generally in the election of the board of directors of PJC (the "Outstanding PJC Voting Securities"), is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act); provided, however, that the following acquisitions shall not constitute PJC Events:


                              (A)   any acquisition directly from PJC,


                              (B) any acquisition by PJC or any subsidiary of PJC,


                              (C) any acquisition by any employee benefit plan
                  (or related trust) sponsored or maintained by PJC or one or more of its subsidiaries, or


                              (D) any acquisition by any corporation with
                  respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding PJC Common Stock and Outstanding PJC Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding PJC Common Stock and Outstanding PJC Voting Securities, as the case may be;


                        (ii) individuals who, as of the effective date of the
            Plan, constitute the board of directors of PJC (the "Incumbent PJC Board") cease for any reason to constitute at least a majority of the board of directors of PJC (the "PJC Board"); provided, however, that any individual becoming a member of the PJC Board subsequent to the effective date of the Plan whose election, or nomination for election by the stockholders of PJC, was approved by a vote of at least a majority of the directors then comprising the Incumbent PJC Board shall be considered a member of the Incumbent PJC Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11;


                        (iii) approval by the stockholders of PJC of a
            reorganization, merger, consolidation or statutory exchange of Outstanding PJC Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding PJC Common Stock and Outstanding PJC Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Outstanding PJC Common Stock and Outstanding PJC Voting Securities, as the case may be;


                        (iv) approval by the stockholders of PJC of (x) a
            complete liquidation or dissolution of PJC or (y) the sale or other disposition of all or substantially all of the assets of PJC, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding PJC Common Stock and Outstanding PJC Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as was their ownership, immediately prior to such sale or other disposition, of the Outstanding PJC Common Stock and Outstanding PJC Voting Securities, as the case may be; or


                        (v) PJC enters into an agreement in principle or a
            definitive agreement relating to a PJC Event described in Section 2(i)(i), 2(i)(ii), 2(i)(iii) or 2(i)(iv) above that ultimately results in such a PJC Event or a tender or exchange offer or proxy contest is commenced which ultimately results in a PJC Event described in Section 2(i)(i) or 2(i)(ii) hereof.

      Notwithstanding the above, a PJC Event shall not be deemed to occur with respect to a Participant if (x) the acquisition of the 20% or greater interest referred to in Section 2(i)(i) is by that Participant or by a group, acting in concert, that includes that Participant or (y) if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of PJC shall, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in Section 2(i)(iii) or 2(i)(iv), be beneficially owned, directly or indirectly, by that Participant or by a group, acting in concert, that includes that Participant.

                  (j) "Participant" shall mean an employee who has been awarded Phantom Options pursuant to this Plan.


                  (k) "Permanent Disability" shall mean total and permanent disability as evidenced by a determination of a doctor of medicine approved by the Board.


                  (l) "Phantom Option" shall mean an option to acquire a Phantom Share pursuant to this Plan.


                  (m) "Phantom Share" shall mean a share of participation in the compensatory payments to be made pursuant to this Plan.


                  (n) "Phantom Share Value" shall mean, as of any date, an amount equal to (i) the Estimated Value of the Company on such date, divided by (ii) 100,000; provided that as of any date on or before September 30, 1996, Phantom Share Value shall mean $250.


                  (o) "Redemption Price" shall mean, as of any date and with respect to any Phantom Share, the excess of the Phantom Share Value as of such date over the Exercise Price of the Phantom Option to which such Phantom Share relates.


                  (p) "Retirement" shall mean the complete cessation of employment of a participant with the Company or any of its subsidiaries or PJC or any of its subsidiaries after reaching age 59-1/2.


                  (q) "Voluntary Resignation" shall mean that a Participant who is employed by the Company or any of its subsidiaries or PJC or any of its subsidiaries voluntarily terminates such employment. For this purpose, a Participant who terminates his or her employment following occurrence of a PJC Event shall not be deemed to have done so voluntarily if, following such PJC Event:

                        (i) the Participant is not given substantially
            equivalent or greater title, duties, responsibilities and authority or substantially equivalent or greater salary and other remuneration and fringe benefits (including paid vacation), in each case as compared with the Participant's status immediately prior to the PJC Event, other than for Cause or on account of Permanent Disability,
                        (ii) any successor to the Company or any of its
            subsidiaries or PJC or any of its subsidiaries shall fail to assume the obligations with respect to the Participant under any agreement evidencing the award of Phantom Options pursuant to the Plan,
                        (iii) the Participant shall be required to relocate to
            any place other than a location within twenty-five miles of the location at which the Participant performed his duties immediately prior to the PJC Event, or
                        (iv) the Participant shall be required to travel on
            Company business to a substantially greater extent than required immediately prior to the PJC Event.

            3. Administration of Plan. The Plan shall be administered by the Board, but all actions by the Board with respect to the Plan and Phantom Shares awarded thereunder must be ratified by the Executive Compensation Committee of PJC The decision of the Board on any matter affecting the Plan or the rights and obligations arising under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan.


            4. Eligibility and Participation. Subject to the provisions of this Plan, Phantom Options may be awarded only to such employees of the Company and its subsidiaries, if any, who, in the opinion of the Board, after receiving the recommendations of the management of the Company, exercise such functions or discharge such responsibilities that they merit consideration as selected employees. An eligible employee may be awarded Phantom Options hereunder and may thereafter be awarded additional Phantom Options if the Board shall so determine.


            5. Awards of Phantom Options. The Board may award Phantom Options to eligible employees from time to time upon the terms and conditions set forth in this Plan. Awards under the Plan shall be in the form of Phantom Options. The aggregate number of unexercised and unredeemed Phantom Options outstanding at any time may not exceed 20,000. Each award of Phantom Options shall be made by resolution of the Board, which shall name the Participant and specify the effective date of the award, the number of Phantom Options awarded, and the terms and conditions of the vesting and redemption of such Phantom Options, all as determined by the Board in its sole discretion. Upon exercise as herein provided of Phantom Options held by a participant, the participant shall have credited to him or her one Phantom Share for each such Phantom Option so exercised. Each award of Phantom Options pursuant to the Plan shall be evidenced by a written agreement between the Company and the Participant.


            6. Vesting of Phantom Options. Except as otherwise determined by the Board, in its sole discretion:


            (a) except as otherwise provided herein, 20% of each award of Phantom Options shall vest on each anniversary of the effective date of the award (i.e., 20% on the first anniversary, 20% on the second anniversary, etc.), provided that the Participant shall have been in the continuous employ of the Company or any of its subsidiaries or PJC or any of its subsidiaries since the date of the award;


            (b) if a Participant ceases to be employed by the Company or any of its subsidiaries or PJC or any of its subsidiaries by reason of Retirement, Permanent Disability or death, any Phantom Options awarded to the Participant shall vest upon such termination of employment; and


            (c) except as otherwise provided herein, if a Participant ceases to be employed by the Company or any of its subsidiaries or PJC or any of its subsidiaries for any reason other than Retirement, Permanent Disability or death, any Phantom Options awarded to the Participant and not vested in accordance with this Section 6 shall be forfeited without compensation by the Company, and all rights of the Participant in respect of such Phantom Options shall terminate and be of no further force or effect.


            7. Automatic Exercise of Phantom Options and Redemption of Phantom Shares.


                  (a) Upon a Participant's termination of employment by the Company or any of its subsidiaries or PJC or any of its subsidiaries by reason of Retirement, Permanent Disability or death, each Phantom Option held by the Participant shall automatically be exercised as of the date of such termination of employment and the Company shall redeem each Phantom Share credited to the Participant upon such exercise.


                  (b) Except as otherwise determined by the Board, in its sole discretion, on the fifth anniversary of the date of an award of Phantom Options pursuant to the Plan, each vested Phantom Option granted pursuant to such award that has not previously been exercised and redeemed shall automatically be exercised and the Company shall redeem each Phantom Share credited to the Participant upon such exercise.


                  (c) Except as otherwise determined by the Board, in its sole discretion, prior to the PJC Event, if a PJC Event occurs and if within one year thereafter a Participant ceases to be employed by the Company or any of its subsidiaries or PJC or any of its subsidiaries for any reason other than Retirement, Permanent Disability, death, Cause or the Voluntary Resignation of the Participant, all rights of the Participant with respect to each Phantom Option held by him or her shall immediately vest, such Phantom Option shall automatically be exercised as of the date of termination of employment and the Company shall redeem each Phantom Share credited to the Participant upon such exercise.


                  (d) Except as otherwise determined by the Board, in its sole discretion, prior to the PCM Event, if a PCM Event occurs then all rights with respect to each Phantom Option held by a Participant who remains in the continuous employ of the Company or any of its subsidiaries or PJC or any of its subsidiaries from the date of award of the Phantom Option to the date of the PCM Event shall immediately vest, such Phantom Option shall automatically be exercised as of the date of the PCM Event and the Company shall redeem each Phantom Share credited to such Participant upon such exercise.


                  (e) Upon any redemption of Phantom Shares pursuant to this
      Section 7, payment by the Company to the Participant or his or her estate, as the case may be, shall be made in accordance with the following:


                        (i) for redemptions pursuant to Section 7(a), the
            Company shall pay the Redemption Price of such Phantom Shares computed as of the first day of the fiscal year following the fiscal year in which such termination of employment occurs, provided, however, that if a PJC Event or a PCM Event occurs in the fiscal year in which such termination of employment occurs, then the Redemption Price shall be computed as of the date of termination of employment;


                        (ii) for redemptions pursuant to Section 7(b), the
            Company shall pay (x) with respect to any Phantom Share credited to a Participant who remains in the continuous employ of the Company or any of its subsidiaries or PJC or any of its subsidiaries from the date of the award of the related Phantom Option to the fifth anniversary of the date of the award, the Redemption Price of such Phantom Share computed as of the fifth anniversary of the date of the award and (y) with respect to any Phantom Share credited to a Participant whose employment with the Company or any of its subsidiaries or PJC or any of its subsidiaries terminates, other than by reason of Retirement, Permanent Disability, or death, prior to the fifth anniversary of the date of the award of the related Phantom Option, the Redemption Price of such Phantom Share computed as of the date of such Participant's termination of employment;


                        (iii) for redemptions pursuant to Section 7(c), the
            Company shall pay the Redemption Price of such Phantom Shares computed as of the date of termination of employment; and


                        (iv) for redemptions pursuant to Section 7(d), the
            Company shall pay the Redemption Price of such Phantom Shares computed as of the date of the PCM Event.


      All amounts paid to redeem Phantom Shares shall be paid in cash.


                  (f) If the amount to be paid for Phantom Shares on any given date cannot be computed because financial statements for the Company for the relevant fiscal year have not yet been issued, the Company may defer the payment for such Phantom Shares until the lapse of five business days following the issuance of such financial statements, but in no event more than 80 days after the close of such fiscal year.


                  (g) Whenever the Company has paid the Redemption Price upon the redemption of a Phantom Share pursuant to this Section 7, all rights of a Participant with respect to such Phantom Share and related Phantom Option shall terminate, and the Company shall have no further obligation to make any payment to a Participant with respect to such Phantom Share.


                  (h) Notwithstanding the foregoing provisions of this Section 7, if as of the date the Redemption Price of any Phantom Share is to be computed it is determined that the Redemption Price of such Phantom Share is less than $0.00 because the Exercise Price of the related Phantom Option exceeds the relevant Phantom Share Value, the Phantom Option shall not be deemed to have been exercised but rather shall be deemed to have expired and the Participant shall have no right to compensation from the Company or any other rights with respect to such Phantom Option.


            8. Absence of Stock Ownership. Neither a Participant nor his or her heirs, successors, assigns or legal representatives shall be or have any of the rights or privileges of a shareholder of the Company as a result of the granting hereunder of Phantom Options. Phantom Options and Phantom Shares have been created solely for the purpose of facilitating the incentive bonus program described herein and shall have no effect whatsoever on legal ownership of the Company.


            9. Transferability. Neither Phantom Options nor Phantom Shares may be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of a Phantom Option or Phantom Share contrary to the provisions hereof, or upon the levy of any attachment or similar process on such Phantom Option or Phantom Share, the Phantom Option or Phantom Share and the rights and privileges conferred thereby shall immediately become null and void at the option of the Company.


            10. Employment. The Plan shall not give any Participant a right to continued employment with the Company or any of its subsidiaries or PJC or any of its subsidiaries, and the Company or any of its subsidiaries or PJC or any of its subsidiaries, as the case may be, may terminate a Participant's employment or otherwise deal with the Participant without regard to the effect it may have on him or her under the Plan.


            11. Withholding Taxes. The Company shall have the right to deduct from all amounts paid pursuant to this Plan any withholding taxes required by law to be withheld with respect to such payments.


            12. Amendment of the Plan. The Company reserves the right through its Board to alter, amend, modify, suspend or discontinue the Plan, except that no amendment or modification of the Plan or any agreement thereunder shall adversely affect any Participant with respect to any Phantom Option or Phantom Share previously awarded without the consent of the Participant


            13. Effective Date. This Plan shall be effective as of October 1, 1995.